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                                                                   Exhibit 10.49


                           BIG V SUPERMARKETS, INC.
                                PROMISSORY NOTE


For value received, the undersigned (the Obligor) promises to pay to the order of Big V Holding Corp., a Delaware corporation, with its principal executive offices located at 75 State Street, Boston, Massachusetts 02109 (the Company), the principal sum of Two Hundred Thousand Dollars ($200,000) (the Principal Amount) in lawful money of the United States of America, together with all accrued but unpaid interest, on March 20, 2003 (the Maturity Date), subject to the terms outlined below:

 . The note, together with accrued but unpaid interest thereon, will be due and payable if the Obligor leaves the employ of the Company at any time prior to the maturity date, other than a termination without cause (as defined in the undersigned's Employment Agreement with the Company).

 .  Interest shall accrue at the minimum rate allowed under Internal Revenue
   Service regulations.

In witness whereof, the Note has been duly executed and delivered by the Obligor on the date first above written.


/s/ Mark S. Schwartz
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Mark Schwartz
2 White Tail Drive
Goshen, NY  10924

Date:   June 9, 2000
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